UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2007

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 24, 2007, the board of directors of Guardian Technologies International, Inc. (the “Company”), elected Mr. Michael R. Mace as a director.  The board of directors elected Mr. Mace as a third member of the Company’s audit committee.  Mr. Mace has been designated by the board of directors as the Company’s “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K. Mr. Mace has been designated a Class II director and his term will expire at the Company’s 2007 annual meeting of stockholders or at a special meeting of stockholders held in lieu thereof.

Michael Mace is the founder and CEO of Sterling Acceptance Corporation, a privately-held holding company, which acquired all of the stock of D&M Industries where Mr. Mace serves as the Chairman and CEO.  D&M Industries is a nationwide value-added manufacturer/distributor of doors, architectural hardware, windows, millwork, electronic key card locking systems, and related products in the construction industry.  Mr. Mace also serves as the CEO and President of Mace Holdings L.L.P., a real estate holding company.  While Mike continues to lead his companies’ growth, since 2005 he has served as the President of Rocky Mountain College in Billings, Montana.

Item 8.01.

Other Events

On January 24, 2007, the Company issued a press release regarding the election of Mr. Mace as a director. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release dated January 24, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: January 24, 2007	By: /s/ William J. Donovan President and Chief Operating Officer

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